SCHEDULE II

                                     INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GRAY TV INC CLASS A

                    GAMCO INVESTORS, INC.
                                12/11/02           22,500-           12.1800(3)
                                12/05/02              300-           11.8367
                                11/27/02           10,000            12.6496
                                11/25/02            4,800            12.3958
                                11/18/02            2,000            11.4500
                                11/14/02            1,000            10.8350
                                10/18/02              500            10.6000
                                10/17/02            1,000-           10.5100
                                10/15/02            2,000            11.8080
                                10/14/02            2,000            11.6900
                     GABELLI FUNDS, LLC.
                         GABELLI ASSET FUND
                                10/21/02            3,000            10.5500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

	    (3) THIRD MARKET TRANSACTION.